As filed with the Securities and Exchange Commission on November 12, 2024

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Eagle Materials Inc.

(Exact name of registrant as specified in its charter)

Delaware	75-2520779
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5960 Berkshire Lane, Suite 900

Dallas, Texas 75225

(214) 432-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Matt Newby

Executive Vice President, General Counsel and Secretary

5960 Berkshire Lane, Suite 900

Dallas, Texas 75225

(214) 432-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Matthew R. Pacey, P.C.

Lanchi Huynh

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77002

(713) 836-3786

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

Eagle Materials Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

Depositary Shares

Hybrid Securities Combining Elements of the Foregoing

Eagle Materials Inc. may offer from time to time, in one or more offerings, any combination of our common stock, preferred stock, debt securities, warrants, units or depositary shares. Specific terms of these securities will be provided in supplements to this prospectus.

The applicable prospectus supplement will also describe the specific manner in which we will offer these securities and may also supplement, update or amend information contained in this prospectus. We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. The names of any underwriters, dealers or agents and the terms of the arrangements with such entities will be stated in the applicable prospectus supplement.

You should carefully read this prospectus and any supplement, as well as the documents incorporated by reference herein or therein, before you invest. No person may use this prospectus to offer and sell our securities unless a prospectus supplement accompanies this prospectus.

Our common stock is listed on the New York Stock Exchange under the ticker symbol “EXP.”

Investing in our securities involves certain risks. Please read carefully the information included and incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase our securities, including the discussion of risks incorporated as described under “Risk Factors” on page 6 of this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 12, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Using this shelf process, we may, at any time and from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will identify the securities we are offering and describe the specific terms of the offering, including the names of any underwriters participating in the offering, the compensation of those underwriters and the net proceeds to us. Any dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). The prospectus supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, together with the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

We have not authorized any person, including any salesman or broker, to provide you with information other than the information contained in or incorporated by reference into this prospectus, any prospectus supplement and any free writing prospectus filed by us with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you.

You should assume that the information in this prospectus, any prospectus supplement and any free writing prospectus is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.

We are not making offers to sell our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Unless otherwise indicated or the context otherwise requires, in this prospectus, the terms “Eagle Materials,” the “Company,” “we,” “us,” and “our” refer to Eagle Materials Inc. and not to any of its subsidiaries. In the “About Eagle Materials” and “Cautionary Statement Regarding Forward-Looking Statement” sections of this prospectus, however, the terms “we,” “us,” and “our” refer to Eagle Materials Inc. and its subsidiaries.

ABOUT EAGLE MATERIALS

We are a leading manufacturer of heavy construction materials and light building materials in the United States. Our primary products, portland cement and gypsum wallboard, are commodities that are essential in commercial and residential construction; public construction projects to build, expand, and repair roads and highways; and repair and remodel activities.

Our business is organized into two sectors within which there are four reportable business segments. The Heavy Materials sector includes the Cement segment and Concrete and Aggregates segment. The Light Materials sector includes the Gypsum Wallboard segment and Recycled Paperboard segment. The primary end market for our Cement and Concrete and Aggregates segments is infrastructure, and the primary end market for our Gypsum Wallboard and Recycled Paperboard segments is residential construction.

We distribute our products throughout most of the United States, except the Northeast, which provides us with regional economic diversification. However, general economic downturns or localized downturns in the regions where we have operations may have a material adverse effect on our business, financial condition, and results of operations. Demand for our products is generally cyclical and seasonal, depending on economic and geographic conditions.

All our business activities are conducted in the United States. These activities include the mining of limestone for the manufacture, production, distribution and sale of portland cement, including portland limestone cement (a basic construction material that is the essential binding ingredient in concrete); the grinding and sale of slag; the mining of gypsum for the manufacture and sale of gypsum wallboard; the manufacture and sale of recycled paperboard to the gypsum wallboard industry and other paperboard converters; the sale of readymix concrete; and the mining and sale of aggregates (crushed stone, sand and gravel).

Eagle Materials Inc. is a Delaware corporation. Our principal executive offices are located at 5960 Berkshire Lane, Suite 900, Dallas, Texas 75225, and our telephone number at that address is (214) 432-2000. Our website is located at www.eaglematerials.com. Our website and the information contained on our website is not incorporated into, or deemed to be a part of, this prospectus or any accompanying prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains a website (www.sec.gov) that contains the reports, proxy statements and other information that we file electronically with the SEC. Our reports, proxy statements and other information are also available through the Investor Relations page of our website, located at www.eaglematerials.com, as soon as reasonably practicable after they are filed with or furnished to the SEC. This reference to our website is intended solely to inform investors where they may obtain additional information; the materials and other information presented on our website are not incorporated in, and should not otherwise be considered part of, this prospectus. Additionally, investors may obtain information by contacting our Investor Relations department directly at (214) 432-2000 or by writing to Eagle Materials Inc., Investor Relations, 5960 Berkshire Lane, Suite 900, Dallas, Texas 75225.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours or one of our subsidiaries, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and all of its exhibits through the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows information we file with the SEC to be “incorporated by reference” into this prospectus, which means that important information can be disclosed to you by referring you to another document filed separately by us with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. The information incorporated by reference is an important part of this prospectus.

This prospectus incorporates by reference the following documents (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•

our Annual Report on Form 10-K for the fiscal year ended March 31, 2024, filed with the SEC on May 22, 2024, including the information specifically incorporated by reference therein from our Definitive Proxy Statement on Schedule 14A for the 2024 Annual Meeting of Stockholders filed with the SEC on June 17, 2024;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2024 and September 30, 2024, filed with the SEC on July 30, 2024 and October 29, 2024, respectively;

•	our Current Reports on Form 8-K filed with the SEC on May 3, 2024, May 22, 2024, May 31, 2024, and August 7, 2024;

•

the description of our common stock, par value $.01 per share, in our amended registration statement on Form 8-A/A (File No. 001-12984) filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on April 11, 2006, including any amendment or report filed for the purpose of updating such description.

In addition, all documents that we file with the SEC on or after the date hereof under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules, unless otherwise indicated therein) will be incorporated by reference until the termination of the offering or offerings to which this prospectus relates. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Documents incorporated by reference are available from us without charge, excluding exhibits to those documents unless the exhibit has been specifically incorporated by reference in the documents. You may obtain without charge a copy of documents that are incorporated by reference in this prospectus by requesting them by telephone at (214) 432-2000 or in writing at the following address: Eagle Materials Inc., 5960 Berkshire Lane, Suite 900, Dallas, Texas 75225. Attention: Secretary.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the information included in this prospectus, any accompanying prospectus supplement or free writing prospectus and the documents we incorporate by reference may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Statements that do not relate strictly to historical or current facts are forward-looking and are usually identified by the use of words such as “anticipate,” “estimate,” “could,” “would,” “should,” “will,” “may,” “forecast,” “approximate,” “expect,” “project,” “intend,” “plan,” “believe” and other words of similar meaning, or the negative thereof. Forward-looking statements generally arise when we are discussing our beliefs, estimates or expectations.

These forward-looking statements are not historical facts or guarantees of future performance but instead represent only our belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside our control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect our actual performance include the following: the cyclical and seasonal nature of our businesses; fluctuations in public infrastructure expenditures; adverse weather conditions and their effects on infrastructure and other construction projects and on our facilities, operations, costs and contractual arrangements with third parties; the fact that our products are commodities and that prices for our products are subject to material fluctuation due to market conditions and other factors beyond our control; the availability and fluctuations in the cost of raw materials; changes in the costs of energy, including, without limitation, natural gas, coal and oil (including diesel), and the nature of our obligations to counterparties under energy supply contracts, such as those related to market conditions (for example, spot market prices), governmental orders and other matters; changes in the cost and availability of transportation; unexpected operational difficulties, including unexpected maintenance costs, equipment downtime and interruption of production; material nonpayment or non-performance by any of our key customers; consolidation of our customers; inability to timely execute announced capacity expansions; difficulties and delays in the development of new business lines; governmental regulation and changes in governmental and public policy (including, without limitation, climate change and other environmental regulation); possible outcomes of pending or future litigation or arbitration proceedings; changes in economic conditions or the nature or level of activity in any one or more of the markets or industries in which we or our customers are engaged; competition; cyber-attacks or data security breaches; increases in capacity in the gypsum wallboard and cement industries; changes in the demand for residential housing construction or commercial construction or construction projects undertaken by state or local governments; the availability of acquisition or other growth opportunities that meet our financial return standards and fit our strategic focus; risks related to pursuit of acquisitions, joint ventures and other transactions or the execution or implementation of such transactions, including the integration of operations acquired by us; general economic conditions, including inflation and recessionary conditions; and changes in interest rates and the resulting effects on us and demand for our products. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy (including, without limitation, natural gas, coal and oil) and the cost of our raw materials can be expected to adversely affect the revenue and operating earnings of our operations. In addition, changes in national or regional economic conditions and levels of infrastructure and construction spending could also adversely affect our result of operations. Finally, any forward-looking statements made by us are subject to the risks and impacts associated with natural disasters, the outbreak, escalation or resurgence of health emergencies, pandemics or other unforeseen events, as well as their impact on our operations or on economic conditions, capital and financial markets. These and other factors are described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2024 and may be described in other documents we subsequently file from time to time with the SEC. See “Where You Can Find More Information.” You should consider these risks and uncertainties when you are evaluating us and deciding whether to invest in our securities.

All forward-looking statements in this prospectus, any prospectus supplement and any free writing prospectus are made as of the date on its cover page, and any forward-looking statements incorporated by reference herein are made as of the date of the document incorporated by reference. The risk that actual results will differ materially from expectations expressed in any such document will increase with the passage of time. We undertake no obligation, and disclaim any duty, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in our expectations or otherwise.

RISK FACTORS

Before you invest in the securities covered by this prospectus, you should carefully consider the risks described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2024, subsequent Quarterly Reports on Form 10-Q and the applicable prospectus supplement, as well as risks described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and cautionary notes regarding forward-looking statements included or incorporated by reference in this prospectus, together with all of the other information included in this prospectus, the applicable prospectus supplement and the documents we incorporate by reference.

If any of the risks described in these reports or other documents were to materialize, our business, results of operations, cash flows, financial condition and prospects could be materially and adversely affected. In that case, our ability to make distributions to our stockholders or to pay interest on, or principal of, any debt securities issued by us, may be reduced, the trading prices of any of our publicly traded securities could decline and you could lose all or part of your investment. In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial or operational performance.

USE OF PROCEEDS

Unless we inform you otherwise in any prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes. These purposes may include:

•	capital expenditures;

•	acquisitions;

•	working capital;

•	repayment or refinancing of debt; and

•	repurchases and redemptions of securities.

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

DESCRIPTION OF CAPITAL STOCK

The following description of the material terms of our capital stock is based on the provisions of our Restated Certificate of Incorporation (as amended to date, our “Certificate of Incorporation”), the provisions of our Second Amended and Restated Bylaws (our “Bylaws”) and provisions of applicable law. We have summarized certain portions of our Certificate of Incorporation and Bylaws below. The summary is not complete. Our Certificate of Incorporation and Bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. For more information as to how you can obtain a current copy of our Certificate of Incorporation and Bylaws, see “Where You Can Find More Information.”

Authorized Capital Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share. As of October 25, 2024, 33,543,406 shares of our common stock were issued and outstanding and held of record by approximately 1,033 holders, and no shares of our preferred stock were issued or outstanding.

No holder of shares of any class or series of our capital stock or holder of any security or obligation convertible into shares of any class or series of our capital stock will have any preemptive right to subscribe for, purchase or otherwise acquire shares of any class or series of our capital stock.

Common Stock

Voting Rights

Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Cumulative voting of shares of common stock is not permitted. Except as otherwise required by law or with respect to any outstanding series of our preferred stock, the holders of our common stock possess all voting power that may be exercised by our stockholders.

Dividend Rights; Rights Upon Liquidation

Subject to any preferential rights of holders of any of our preferred stock that may be outstanding, holders of shares of our common stock are entitled to share ratably in any dividends on such stock declared by our Board of Directors. In the event of any liquidation or dissolution of Eagle Materials, the holders of our common stock are entitled to share ratably in all remaining assets available for distribution to stockholders after payment or provision for our liabilities and the liquidation preference of any of our preferred stock that may be outstanding.

Preferred Stock

General

Our Certificate of Incorporation authorizes our Board of Directors to issue from time to time, without further vote or action by the stockholders, up to 5,000,000 shares of our preferred stock in one or more series and to fix the designations, powers, preferences and rights, and any qualifications, limitations or restrictions, with respect to each such series. Pursuant to this authority, 40,000 shares of our preferred stock have been designated as Series A Preferred Stock, although none have been issued. In addition, our Board of Directors could create and issue a series of our preferred stock with such designations, powers, preferences and rights which have the effect of discriminating against an existing or prospective holder of our common stock, thus making it more difficult for, or discouraging any attempt by, a potential acquiror to obtain control of Eagle Materials by means of a merger, tender offer, proxy contest or otherwise in a transaction not approved by our Board of Directors. As a result, the authority to issue shares of preferred stock may have the effect of delaying, deferring or preventing a change in control of Eagle Materials. We have no present plans to issue any shares of preferred stock. Our Board of Directors will make any determination to issue such shares based on its judgment as to our best interests and the best interests of our stockholders.

Series A Preferred Stock

The following is a description of the Series A Preferred Stock as authorized by our Board of Directors.

Ranking. The Series A Preferred Stock ranks (i) senior to all shares of our common stock and (ii) junior to all series of preferred stock, unless the terms of any such series provide otherwise, with respect to the payment of dividends and the distribution of assets in the event of our liquidation or dissolution.

Dividends. Subject to the rights of the holders of any preferred stock ranking senior to the Series A Preferred Stock with respect to dividends, holders of shares of Series A Preferred Stock will receive quarterly cash dividends when, as and if declared by our Board of Directors, payable in cash on the 1st day of March, June, September and December. The amount of such quarterly dividends will equal the greater of (i) $0.001 or (ii) 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount of all non-cash dividends or other distributions (other than a dividend payable in shares of our common stock) declared on shares of our common stock, since the immediately preceding quarterly dividend payment date, or, with respect to the first quarterly payment, since the first issuance of any share of Series A Preferred Stock. Such dividends will be adjusted proportionately for dividends payable in shares of common stock, subdivisions of the outstanding shares of common stock or combinations of our common stock into a smaller number of shares.

We will declare a dividend on any outstanding shares of Series A Preferred Stock immediately after we declare a dividend on shares of our common stock (other than a dividend payable in shares of our common stock). However, if no dividend is declared on our common stock between any quarterly dividend payment date of the Series A Preferred Stock, we will pay a dividend of $0.001 per share of Series A Preferred Stock on the next quarterly dividend payment date.

So long as any shares of Series A Preferred Stock are outstanding and any dividends on the Series A Preferred Stock are in arrears, we are not permitted to take any of the following actions: (i) declare or pay dividends on, make any other distributions on, or redeem or purchase any shares of stock ranking junior to the Series A Preferred Stock; (ii) declare or pay dividends on, or make any other distributions on, any shares of stock ranking on a parity with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of such shares are then entitled; (iii) redeem or purchase any stock ranking on a parity with the Series A Preferred Stock, unless such redemption or purchase is made in exchange for shares of any stock ranking junior to the Series A Preferred Stock; or (iv) purchase or otherwise acquire shares of Series A Preferred Stock or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with an offer to all holders of such shares upon such terms as our Board of Directors determines in good faith will result in fair and equitable treatment among the respective series or classes.

Voting Rights. A holder of a share of Series A Preferred Stock will be entitled to 1,000 times the number of votes that each share of our common stock is entitled to vote. Such voting rights will be adjusted proportionately for dividends payable in shares of common stock, subdivisions of the outstanding shares of common stock or combinations of our common stock into a smaller number of shares. Except as otherwise required by law, holders of Series A Preferred Stock will vote together with the holders of common stock on all matters submitted to a vote of the stockholders. Except as otherwise required by law, holders of Series A Preferred Stock will not have any special voting rights and their consent will not be required, except to the extent that they are entitled to vote with the holders of our common stock, for the taking of any corporate action.

Rights upon Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of Eagle Materials, no distribution shall be made (i) to the holders of our common stock or any other stock ranking junior to the Series A Preferred Stock unless the holders of shares of Series A Preferred Stock shall have received an amount equal to the greater of (a) $1,000 per share, plus accrued and unpaid dividends and distributions, and (b) 1,000 times the aggregate amount to be distributed per share to holders of shares of our common stock, or (ii) to the holders of shares of stock ranking on a parity with the Series A Preferred Stock, except distributions paid ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of such shares are then entitled. Such amounts will be adjusted proportionately for dividends payable in shares of common stock, subdivisions of the outstanding shares of common stock or combinations of our common stock into a smaller number of shares.

Rights upon Consolidation, Merger, etc. In the event we enter into any consolidation, merger, combination or other transaction in which shares of our common stock are exchanged for or into other stock, securities, cash or other property, then any outstanding shares of Series A Preferred Stock will also be similarly exchanged into such consideration in an amount per share equal to 1,000 times the aggregate amount of such consideration into which each share of our common stock is exchanged. This exchange amount will be adjusted proportionately for dividends payable in shares of common stock, subdivisions of the outstanding shares of common stock or combinations of our common stock into a smaller number of shares.

Redemption. All outstanding shares of Series A Preferred Stock may be redeemed at the option of our Board of Directors at a cash price equal to 105% of (i) 1,000 times the average closing sale prices of our common stock on the New York Stock Exchange during the 30 day period immediately preceding the date before the redemption date, plus (ii) all unpaid dividends which have accrued on the shares to be redeemed. The amount to be multiplied by the average closing sale prices will be adjusted proportionately for dividends payable in shares of common stock, subdivisions of the outstanding shares of common stock or combinations of our common stock into a smaller number of shares.

Transfer Agent and Registrar

Computershare Shareowner Services, LLC is the transfer agent and registrar for our common stock.

Stock Exchange Listing

Our common stock is listed on the New York Stock Exchange under the ticker symbol “EXP.”

Certain Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law

General

Certain provisions of our Certificate of Incorporation, our Bylaws and Section 203 of the Delaware General Corporation Law (the “DGCL”) may have the effect of impeding the acquisition of control of Eagle Materials by means of a tender offer, a proxy contest, open market purchases or otherwise in a transaction not approved by our Board of Directors. These provisions are designed to reduce the vulnerability of Eagle Materials to an unsolicited takeover attempt which is unfair or coercive to our stockholders.

Number of Members of Board of Directors

The number of directors that constitute our entire Board of Directors will be fixed from time to time exclusively by our Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors. The Certificate of Incorporation provides, however, that the Board of Directors shall consist of not less than three nor more than fifteen directors. This provision would permit our Board of Directors, if it so elects, to increase the number of members of the Board of Directors and fill the resulting vacancies with its own designees.

Exclusive Forum Clause

Our Bylaws provide that unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any internal corporate claims within the meaning of the DGCL, as well as (ii) (A) any derivative action or proceeding brought on our behalf, (B) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or to our stockholders, (C) any action asserting a claim arising pursuant to any provision of the DGCL, our Certificate of Incorporation or our Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery or the state of Delaware, or (D) any action asserting a claim governed by the internal affairs doctrine, shall, to the fullest extent permitted by law, be a state or federal court located within the state of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. In addition, our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for any action asserting a claim arising under the Securities Act shall, to the fullest extent permitted by law, be a federal district court, subject to the federal court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and consented to the provisions covering the forum for adjudication of disputes in our Bylaws.

Advance Notice of Proposals and Nominations

Our Bylaws provide that at any annual meeting of stockholders, the only nominations of persons for election to our Board of Directors to be considered and the only business to be conducted will be the nominations made or business brought before the meeting (i) pursuant to our notice of meeting delivered at the direction of our Board of Directors, (ii) by or at the direction of our Board of Directors or (iii) by a stockholder who is a stockholder of record at the time of delivery of the notice provided for in our Bylaws, who is entitled to vote at the meeting and who complies with the advance notice procedures set forth in our Bylaws. For nominations and other business to be properly brought before an annual meeting of stockholders pursuant to clause (iii) above, the stockholder must deliver written notice to our principal office not later than the close of business on the 90th day and not earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary, or if no annual meeting was held in the preceding year, such notice must be delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the 90th day prior to the date of such annual meeting or, if notice of the meeting is not given, or made by public disclosure, to the stockholders at least 100 days prior to the date of an annual meeting, notice by the stockholder must be received not later than the tenth day following the day on which such notice of the date of the meeting was mailed or public disclosure was made. Similar procedures apply to nominations of persons for election to our Board of Directors at any special meeting of the stockholders called for the purposes of electing directors. Except for director nominations, stockholders are not entitled to submit business to be considered or acted upon at any special meeting of the stockholders. Notice by a stockholder to us requesting inclusion of a proposal in our proxy statement pursuant to Rule 14a-8 under the Exchange Act will be considered timely if received by our Secretary prior to the deadline specified in Rule 14a-8. Our Bylaws also specify the form and content of a stockholder’s notice. These provisions may prevent or hinder stockholders from bringing matters before an annual meeting or special meeting of stockholders or from nominating candidates for election as directors at such meetings of stockholders.

Limits on Special Meetings

Except as otherwise required by law, a special meeting of the stockholders may be called only by the Chairman of the Board or in his absence by the President, by the Board of Directors or by the Secretary, at the request in writing of a majority of the members of our Board of Directors. A special meeting of the stockholders may not be called by our stockholders.

Action by Stockholders

Any action that may be taken by our stockholders must be taken at a duly called annual or special meeting of such holders and not by written consent in lieu of a meeting.

Classification of Our Board of Directors

Our Board of Directors, which is currently comprised of ten directors, is divided into three classes of directors based on their term of office: Class I, Class II and Class III. The directors in each such class hold office for staggered terms of three years each. At present, we have three Class I directors, four Class II directors and three Class III directors. Each director generally serves for a term ending on the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected until his or her successor has been duly elected and qualified. This classification of our Board of Directors limits the ability of majority stockholders or persons holding proxies to vote a majority of our shares to change control of our Board of Directors in fewer than two annual stockholder meetings. This limitation could have the effect of discouraging a potential acquiror from making a tender offer or otherwise attempting to obtain control of Eagle Materials and could thus increase the likelihood that incumbent directors will retain their positions.

Supermajority Voting

Our Bylaws generally provide that stockholder action shall be decided by the affirmative vote of the holders of a majority of the shares present and entitled to vote on the subject matter, except in the case of contested director elections and circumstances requiring supermajority voting. Contested elections are subject to a plurality voting standard. In addition, the affirmative vote of the holders of record of at least 66 2/3% of the combined voting power of all of our outstanding stock entitled to vote, voting together as a single class, is required to alter, amend, rescind or repeal, in whole or in part, our Bylaws, to adopt new bylaws or to alter, amend, rescind or repeal the following provisions of our Certificate of Incorporation or to adopt any provision inconsistent therewith:

•	the provisions relating to the Board of Directors, including the division of the Board of Directors into three classes;

•	the provision that special meetings of the stockholders may only be called by certain officers or by the Board of Directors and may not be called by the stockholders;

•	the provision that stockholders may not act by written consent;

•	the provision authorizing the Board of Directors to adopt, alter, amend and repeal our Bylaws; and

•	the provision requiring a 66 2/3% vote of stockholders to amend our Bylaws.

Section 203 of the DGCL

We are subject to Section 203 of the DGCL. The provisions of Section 203 prohibit a publicly-held Delaware corporation from engaging in certain “business combinations” with an “interested stockholder” for a period of three years after the date that the person became an interested stockholder, unless one of the following conditions is satisfied:

•

prior to the date that the person became an interested stockholder, the transaction or business combination that resulted in the person becoming an interested stockholder is approved by our Board of Directors;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares; or

•

on or after the date that the person became an interested stockholder, the business combination is approved by our Board of Directors and by the holders of at least two-thirds of our outstanding voting stock, excluding voting stock owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who together with that person’s affiliates and associates owns, or within the previous three years did own, 15% or more of our voting stock.

Under some circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed under Section 203. Our Certificate of Incorporation does not exclude us from the restrictions imposed under Section 203.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by us and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.

Unless otherwise stated in the applicable prospectus supplement accompanying the prospectus, the debt securities will be issued under an indenture, dated as of May 8, 2009 (the “indenture”), between us and The Bank of New York Mellon Trust Company, N.A., as trustee. We have summarized certain terms and provisions of the indenture. The summary is not complete. The indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. You should read the indenture, including any amendments or supplements, carefully to fully understand the terms of the debt securities. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.

The indenture does not limit the amount of debt securities which we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including:

•	classification of the debt securities as senior or subordinated debt securities;

•	ranking of the debt securities relative to other outstanding indebtedness;

•

if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	the designation, aggregate principal amount and authorized denominations;

•	the maturity date;

•	the interest rate, if any, and the method for calculating the interest rate;

•	the interest payment dates and the record dates for the interest payments;

•	any mandatory or optional redemption terms or repayment, sinking fund or exchangeability or convertibility provisions;

•	the place where we will pay principal and interest;

•	if other than denominations of $1,000 or multiples of $1,000, the denominations in which the debt securities will be issued;

•	whether the debt securities will be issued in the form of global securities or certificates;

•	the inapplicability of and additional provisions, if any, relating to the defeasance of the debt securities;

•	the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;

•	any material United States federal income tax consequences;

•	the amount or method of calculating any premium payable with respect to the debt securities and the dates on which such premium, if any, will be paid;

•	our right, if any, to defer payment of interest and the maximum length of this deferral period;

•	any listing on a securities exchange;

•	the initial public offering price; and

•	other specific terms, including any additional events of default or covenants.

Senior Debt

Senior debt securities will rank equally and pari passu with all other unsecured and unsubordinated debt of Eagle Materials.

Subordinated Debt

Subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture, to all “senior indebtedness” of Eagle Materials. The indenture defines “senior indebtedness” as all obligations or indebtedness of, or guaranteed or assumed by, Eagle Materials, whether or not represented by bonds, debentures, notes or similar instruments, for borrowed money, and any amendments, renewals, extensions, modifications and refundings of any such obligations or indebtedness, unless in the instrument creating or evidencing any such obligation or indebtedness or pursuant to which such obligation or indebtedness is outstanding it is specifically stated, at or prior to the time Eagle Materials becomes liable in respect thereof, that any such obligation or indebtedness or such amendment, renewal, extension, modification and refunding thereof is not senior indebtedness. Unless otherwise provided with respect to the debt securities of any series, “senior indebtedness” does not include (i) obligations or indebtedness of Eagle Materials owed or owing to any of its subsidiaries or any officer, director or employee of Eagle Materials or any of its subsidiaries, (ii) obligations or indebtedness to trade creditors (other than certain amounts payable to the trustee under the indenture), or (iii) any liability for taxes owed or owing by Eagle Materials.

In general, the holders of all senior indebtedness are first entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the subordinated debt securities are entitled to receive any payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events. These events include:

•	any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings which concern us or a substantial part of our property;

•

a default having occurred for the payment of principal, premium, if any, or interest on or other monetary amounts due and payable on any senior indebtedness or any other default having occurred concerning any senior indebtedness which permits the holder or holders of any senior indebtedness to accelerate the maturity of any senior indebtedness, with notice or lapse of time, or both. Such a default must not have been cured or waived and must not have ceased to exist; or

•

the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an event of default pursuant to the indenture. This declaration must not have been rescinded and annulled as provided in the indenture.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior indebtedness outstanding as of a recent date.

Events of Default

The term “Event of Default” with respect to the debt securities of any series is defined in the indenture as:

(1)	default in paying interest on the debt securities when it becomes due and the default continues for a period of 30 days or more;

(2)	default in paying principal of or premium, if any, on the debt securities when due;

(3)	default in the payment of any sinking or purchase fund or analogous obligation when the same becomes due, and such default continues for 30 days or more;

(4)

default in the performance, or breach, of any covenant in the indenture (other than defaults specified in clause (1), (2) or (3) above) and the default or breach continues for a period of 90 days or more after we receive written notice from the trustee or we and the trustee receive notice from the holders of at least a majority in aggregate principal amount of the outstanding debt securities of the series;

(5)	certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to Eagle Materials; or

(6)	any other Events of Default set forth in the prospectus supplement.

If an Event of Default (other than an Event of Default specified in clause (5) above) under the indenture occurs with respect to the debt securities of any series and is continuing, then the trustee or the holders of at least a majority in principal amount of the outstanding debt securities of that series may by written notice require us to repay immediately the entire principal amount of the outstanding debt securities of that series (or such lesser amount as may be provided in the terms of the securities), together with all accrued and unpaid interest.

If an Event of Default under the indenture specified in clause (5) above occurs, then the entire principal amount of the outstanding debt securities (or such lesser amount as may be provided in the terms of the securities), together with all accrued and unpaid interest, will automatically become due and payable immediately without any declaration or other act on the part of the trustee or any holder.

After a declaration of acceleration and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of outstanding debt securities of any series may rescind this accelerated payment requirement if all existing Events of Default, except for nonpayment of the principal of the debt securities of that series that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in principal amount of the outstanding debt securities of any series also have the right to waive past defaults, except a default in paying principal or interest on any outstanding debt security, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the debt securities of that series.

Holders of at least a majority in principal amount of the outstanding debt securities of a series may seek to institute a proceeding only after they have notified the trustee of a continuing Event of Default in writing and made a written request, and offered reasonable indemnity, to the trustee to institute a proceeding and the trustee has failed to do so within 60 days after it received this notice. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request from holders of a majority in principal amount of the outstanding debt securities of that series. These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment.

During the existence of an Event of Default, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent man would under the circumstances in the conduct of that person’s own affairs. If an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee reasonable security or indemnity. Subject to certain provisions, the holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee.

The trustee will, within 90 days after any default occurs, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

Modification and Waiver

The indenture may be amended or modified without the consent of any holder of debt securities in order to:

•	evidence a succession to the trustee;

•	cure ambiguities or inconsistencies;

•	provide for the assumption of our obligations in the case of a merger or consolidation or transfer of all or substantially all of our assets;

•	make any change that would provide any additional rights or benefits to the holders of the debt securities of a series;

•	add guarantors with respect to the debt securities of any series;

•	secure the debt securities of a series;

•	establish the form or forms of debt securities of any series;

•	maintain the qualification of the indenture under the Trust Indenture Act; or

•	make any change that does not adversely affect in any material respect the interests of any holder.

Other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	reduce the principal amount, or extend the fixed maturity, of the debt securities;

•	alter or waive the redemption provisions of the debt securities;

•	change the currency in which principal, any premium or interest is paid;

•	reduce the percentage in principal amount outstanding of debt securities of any series which must consent to an amendment, supplement or waiver or consent to take any action;

•	impair the right to institute suit for the enforcement of any payment on the debt securities;

•	waive a payment default with respect to the debt securities;

•	reduce the interest rate or extend the time for payment of interest on the debt securities;

•	adversely affect the ranking of the debt securities of any series; or

•	release any guarantor from any of its obligations under its guarantee or the indenture, except in compliance with the terms of the indenture.

Covenants

Consolidation, Merger or Sale of Assets

The indenture provides that we may consolidate with or merge into, or convey or transfer all or substantially all of our assets to, any entity (including, without limitation, a limited partnership or a limited liability company); provided that:

•

we will be the surviving corporation or, if not, the successor will be a corporation that is organized and existing under the laws of any state of the United States of America or the District of Columbia and will expressly assume by a supplemental indenture our obligations under the indenture and the debt securities;

•

immediately after giving effect to such transaction, no event of default, and no default or other event which, after notice or lapse of time, or both, would become an event of default, will have happened and be continuing; and

•	we will have delivered to the trustee an opinion of counsel, stating that such consolidation, merger, conveyance or transfer complies with the indenture.

In the event of any such consolidation, merger, conveyance or transfer, any such successor will succeed to and be substituted for us as obligor on the debt securities with the same effect as if it had been named in the indenture as obligor.

Other

There are no other restrictive covenants contained in the indenture. The indenture does not contain any provision that will restrict us from entering into one or more additional indentures providing for the issuance of debt securities or warrants, or from incurring, assuming, or becoming liable with respect to any indebtedness or other obligation, whether secured or unsecured, or from paying dividends or making other distributions on our capital stock, or from purchasing or redeeming our capital stock. The indenture does not contain any financial ratios or specified levels of net worth or liquidity to which we must adhere. In addition, the indenture does not contain any provision that would require us to repurchase, redeem, or otherwise modify the terms of any of the debt securities upon a change in control or other event involving us that may adversely affect our creditworthiness or the value of the debt securities.

Satisfaction, Discharge and Covenant Defeasance

We may terminate our obligations under the indenture when:

•	either:

•	all debt securities of any series issued that have been authenticated and delivered have been delivered to the trustee for cancellation; or

•

all the debt securities of any series issued that have not been delivered to the trustee for cancellation have become due and payable, will become due and payable within one year, or are to be called for redemption within one year and we have made arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and in each case, we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities to pay principal, interest and any premium; and

•	we have paid or caused to be paid all other sums then due and payable under the indenture; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

We may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”). In the event that legal defeasance occurs, we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the indenture, except for:

•	the rights of holders of the debt securities to receive principal, interest and any premium when due;

•

our obligations with respect to the debt securities concerning registration of transfer of debt securities, substitution of mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for security payments held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the defeasance provisions of the indenture.

In addition, we may elect to have our obligations released with respect to certain covenants in the indenture (“covenant defeasance”). Any omission to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default” above will no longer constitute an event of default for that series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•

we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

•	money in an amount;

•

U.S. government obligations (or equivalent government obligations in the case of debt securities denominated in other than U.S. dollars or a specified currency) that will provide, not later than one day before the due date of any payment, money in an amount; or

•	a combination of money and U.S. government obligations (or equivalent government obligations, as applicable),

in each case sufficient, in the written opinion (with respect to U.S. or equivalent government obligations or a combination of money and U.S. or equivalent government obligations, as applicable) of a nationally recognized firm of independent public accountants to pay and discharge all of the principal (including mandatory sinking fund payments), interest and any premium on the debt securities when due;

•

in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that, under then applicable federal income tax law, the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

•

in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

•

no event of default or default with respect to the outstanding debt securities of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 91st day;

•

the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of a series were in default within the meaning of the Trust Indenture Act;

•	the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party;

•

the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under the Investment Company Act of 1940 or exempt from registration; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance or covenant defeasance have been complied with.

Concerning Our Relationship with the Trustee

We and our subsidiaries maintain ordinary service relationships with The Bank of New York Mellon Trust Company, N.A.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•

the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable prospectus supplement will describe:

•

the terms of the units and of the warrants, debt securities, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

DESCRIPTION OF DEPOSITARY SHARES

Following is a description of depositary shares that we may issue which would represent shares of our preferred stock. The particular terms of the depositary shares and related agreements and receipts will be described in the prospectus supplement relating to those depositary shares. The description set forth below and in any prospectus supplement is not complete, and is subject to, and qualified in its entirety by reference to, the applicable deposit agreements, depositary shares and depositary receipts, which will be filed with the SEC at or before the issuance of any depositary shares. The specific terms of the depositary shares as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this prospectus.

General

We may elect to have shares of our preferred stock represented by depositary shares. The shares of preferred stock of any series underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company we select. The prospectus supplement relating to a series of depositary shares will set forth the name and address of this preferred stock depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of a share of a particular series of preferred stock represented by such depositary share (including dividend, voting, redemption, conversion, exchange and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred stock described in the applicable prospectus supplement.

A holder of depositary shares will be entitled to receive the shares of preferred stock (but only in whole shares) underlying those depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of shares of preferred stock to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders.

If there is a distribution other than in cash in respect of the preferred stock, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders, unless the preferred stock depositary determines that it is not feasible to make such a distribution. In that case, the preferred stock depositary may, with our approval, adopt any method that it deems equitable and practicable to effect the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the holders.

The amount distributed in any of the above cases will be reduced by any amount we or the preferred stock depositary are required to withhold on account of taxes.

Conversion and Exchange

If any shares of any series of preferred stock underlying the depositary shares are subject to provisions relating to their conversion or exchange as set forth in an applicable prospectus supplement, each record holder of depositary shares will have the right or obligation to convert or exchange those depositary shares pursuant to those provisions.

Redemption of Depositary Shares

Whenever we redeem a share of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying the depositary shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price.

Voting

Upon receipt of notice of any meeting at which the holders of the preferred stock underlying the depositary shares are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date (which will be the same date as the record date for the preferred stock) may then instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying that holder’s depositary shares.

Record Date

Whenever:

•	any cash dividend or other cash distribution becomes payable, any distribution other than cash is made, or any rights, preferences or privileges are offered with respect to the preferred stock; or

•

the preferred stock depositary receives notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice, or of the mandatory conversion of or any election by us to call for the redemption of any shares of preferred stock, the preferred stock depositary will in each instance fix a record date (which will be the same as the record date for the preferred stock) for the determination of the holders of depositary receipts:

•	who will be entitled to receive dividend, distribution, rights, preferences or privileges or the net proceeds of any sale; or

•

who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion, subject to the provisions of the deposit agreement.

Amendment and Termination of the Deposit Agreement

We and the preferred stock depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the preferred stock depositary only if all outstanding shares have been redeemed or if a final distribution in respect of the underlying preferred stock has been made to the holders of the depositary shares in connection with the liquidation, dissolution or winding up of Eagle Materials.

Charges of Preferred Stock Depositary

We will pay all charges of the preferred stock depositary including charges in connection with the initial deposit of the preferred stock, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which the preferred stock is entitled to vote, withdrawals of the preferred stock by the holders of depositary receipts or redemption or conversion of the preferred stock, except for taxes (including transfer taxes, if any) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preferred stock.

Miscellaneous

Neither we nor the preferred stock depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control from performing any obligations under the deposit agreement. The obligations of the preferred stock depositary under the deposit agreement are limited to performing its duties under the agreement without negligence or bad faith. Our obligations under the deposit agreement are limited to performing our duties in good faith. Neither we nor the preferred stock depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or share of preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely on advice of or information from counsel, accountants or other persons that they believe to be competent and on documents that they believe to be genuine.

The preferred stock depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment. If we have not appointed a successor preferred stock depositary and the successor depositary has not accepted its appointment within 60 days after the preferred stock depositary delivered a resignation notice to us, the preferred stock depositary may terminate the deposit agreement. See “Amendment and Termination of the Deposit Agreement” above.

FORMS OF SECURITIES

Each debt security, warrant, unit and depositary share will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants, units or depositary shares represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities

We may issue the registered debt securities, warrants, units and depositary shares in the form of one or more fully registered global securities that will be deposited with a depositary or its custodian identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement, unit agreement or deposit agreement with respect to depositary shares. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, unit agreement or deposit agreement with respect to depositary shares. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, unit agreement or deposit agreement with respect to depositary shares.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, units or depositary shares, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Eagle Materials, the trustee, the warrant agents, the unit agents, the preferred stock depositary or any other agent of Eagle Materials, agent of the trustee or agent of the warrant agents, unit agents or preferred stock depositary will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent, preferred stock depositary or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell the offered securities in and outside the United States (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents or (4) through a combination of any of these methods. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities from us;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting compensation to the underwriters, dealers or agents;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any initial public offering price; and

•	the anticipated date of delivery of the securities.

Sale through Underwriters or Dealers

If we use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

At-the-Market Offerings

If we reach an agreement with an underwriter on a placement, including the number of shares of common stock to be offered in the placement and any minimum price below which sales may not be made, such underwriter would agree to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to try to sell such shares on such terms. Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, sales made directly on the NYSE, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our common stock, the amounts underwritten, and the nature of its obligations to take our common stock will be described in the applicable prospectus supplement.

Direct Sales and Sales through Agents

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing

We may offer and sell any of the offered securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act.

Derivative Transactions

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in these sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

General Information

We may have agreements with the remarketing firms, agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Such firms, agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Each series of offered securities, other than the common stock, which is listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a liquid trading market for any of our offered securities will develop.

LEGAL MATTERS

Kirkland & Ellis LLP, Houston, Texas, is passing upon certain legal matters for us in connection with the securities described in this prospectus. Any underwriters will be advised about legal matters relating to any offering by their own legal counsel, which will be named in the related prospectus supplement.

EXPERTS

The consolidated financial statements of Eagle Materials Inc. appearing in Eagle Materials Inc.’s Annual Report (Form 10-K) for the fiscal year ended March 31, 2024, and the effectiveness of Eagle Materials Inc.’s internal control over financial reporting as of March 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution

The following table sets forth expenses payable by us in connection with the offering of the securities being registered, other than discounts and commissions.

SEC registration fee	$	*
Printing fees		**
Legal fees and expenses		**
Accounting fees and expenses		**
Transfer agent’s fees		**
Trustee’s fees and expenses		**
Rating agency fees		**
Miscellaneous		**

Total	$	**

*

This registration statement relates to the registration of securities having an unspecified maximum aggregate amount. Payment of the registration fee has been deferred and will be calculated and paid in accordance with Rules 456(b) and 457(r) under the Securities Act.

**

Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate to incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

ITEM 15. Indemnification of Directors and Officers

Set forth below is a summary description of certain provisions of the DGCL, the Company’s Certificate of Incorporation, the Company’s Bylaws and indemnification agreements the Company has entered into with its directors (the “Indemnification Agreements”).

DGCL

Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership or other enterprise, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made against expenses in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Certificate of Incorporation

Article VI of the Certificate of Incorporation provides that a director or officer of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) with respect to directors only, under Section 174 of the DGCL, as the same exists or hereafter may be amended or replaced, (iv) for any transaction from which the director or officer derived any improper personal benefit, or (v) with respect to officers only, in any action by or in the right of the Company. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended. Any repeal or modification of Article VI of the Certificate of Incorporation by the stockholders of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Company existing at the time of such repeal or modification. For purposes of Article VI, the term “officer” shall have the meaning provided in Section 102(b)(7) of the DGCL, as the same exists or hereafter may be amended.

Bylaws

Article VI of the Bylaws provides that the Company shall indemnify, to the fullest extent permitted by applicable law, including Section 145 of the DGCL, any person who is, or who is threatened to be made, a witness in or a party to an action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent (to the extent the Board of Directors adopts a resolution specifically stating that such employee or agent shall be entitled to the benefits of Article VI of the Bylaws) of the Company, or is or was serving at the Company’s request as a director, officer or administrator of another enterprise, against expenses (including reasonable attorneys’ fees) actually and reasonably incurred by such person in connection with such action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or other proceeding. Pursuant to the Bylaws, this indemnification shall also include advancement of expenses related to such action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or other proceeding to the fullest extent permitted by the DGCL.

The indemnification and advancement of expenses provided by, or granted pursuant to, Article VI of the Bylaws shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under applicable law, the Bylaws, the Certificate of Incorporation, any agreement, vote of stockholders, resolution of the Board of Directors or otherwise. All rights to indemnification under Article VI of the Bylaws shall be deemed to be a contract right benefiting the applicable director, officer, employee or agent who served in such capacity, pursuant to which such person may sue as if these provisions were set forth in a separate written contract between such person and the Company.

Article VI of the Bylaws also includes provisions that specify the procedures and presumptions which are to be employed to determine whether a person is entitled to indemnification thereunder. In some cases, the nature of the procedures specified in Bylaws varies depending on whether there has occurred a “Change in Control” (as defined in the Bylaws) of the Company.

Indemnification Agreements

The Company has entered into indemnification agreements with each of its directors, pursuant to which the Company has agreed to indemnify and hold harmless, to the fullest extent permitted by law, each director against any and all expenses (including attorneys’ fees and other costs, expenses and obligations) arising out of or related to any threatened or pending action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative or investigative, including any appeals therefrom, including, but not limited to, judgments, fines, penalties and amounts paid in settlement, and any interest, assessments or other charges paid or payable in connection with or in respect of any of the foregoing, incurred by the director and arising out of his or her status as a director of the Company, or his or her service at the Company’s request as a director, officer or administrator of another enterprise. In addition, such Indemnification Agreements provide that after receipt of an appropriate request by a director, the Company will also advance all expenses, costs and other obligations (including attorneys’ fees) arising out of or related to such matters. The Company will not be liable for payment of any liability or expense incurred by a director on account of acts which, at the time taken, were not taken in good faith or in a manner such person reasonably believed to be in or not opposed to the best interests of the Company.

Insurance

Pursuant to the authority granted by Section 145 of the DGCL and the Company’s Bylaws, the Company is authorized to purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise which such person serves at the request of the Company against any expense, liability or loss, whether or not the Company is authorized by the DGCL to indemnify that person. The Company has purchased and maintains such insurance.

ITEM 16. Exhibits

Exhibit Number	Description of Exhibit

1.1*	Form of Underwriting Agreement.

4.1	Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 11, 2006).

4.2	Certificate of Amendment of Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 7, 2024).

4.3	Restated Certificate of Designation, Preferences and Rights of Series A Preferred Stock (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 11, 2006).

4.4	Second Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 7, 2022).

4.5	Indenture, dated as of May 8, 2009, between Eagle Materials Inc. and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3 filed with the SEC on May 11, 2009).

4.6*	Form of Note.

4.7*	Form of Warrant Agreement, including the Form of Warrant Certificate.

4.8*	Form of Unit Agreement.

4.9*	Form of Deposit Agreement, including the Form of Depositary Receipt.

5.1	Opinion of Kirkland & Ellis LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Kirkland & Ellis LLP (contained in Exhibit 5.1).

24.1	Powers of Attorney (set forth on signature page).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company N.A. with respect to the Indenture dated as of May 8, 2009.

107	Filing Fee Table.

*	To be filed by amendment or as an exhibit with a subsequent Current Report on Form 8-K in connection with a specific offering.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on November 12, 2024.

EAGLE MATERIALS INC.

By:	/s/ Michael R. Haack
Michael R. Haack
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Michael R. Haack, D. Craig Kesler and Matt Newby and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Michael R. Haack	President and Chief Executive Officer and Director (Principal Executive Officer)	November 12, 2024
Michael R. Haack

/s/ D. Craig Kesler D. Craig Kesler	Executive Vice President — Finance and Administration and Chief Financial Officer (Principal Financial Officer)	November 12, 2024

/s/ William R. Devlin William R. Devlin	Senior Vice President — Controller and Chief Accounting Officer (Principal Accounting Officer)	November 12, 2024

/s/ Richard Beckwitt Richard Beckwitt	Director	November 12, 2024

/s/ Margot L. Carter Margot L. Carter	Director	November 12, 2024

/s/ George J. Damiris George J. Damiris	Director	November 12, 2024

/s/ Martin M. Ellen Martin M. Ellen	Director	November 12, 2024

SIGNATURE	TITLE	DATE

/s/ Mauro Gregorio Mauro Gregorio	Director	November 12, 2024

/s/ Michael R. Nicolais Michael R. Nicolais	Director	November 12, 2024

/s/ David B. Powers David B. Powers	Director	November 12, 2024

/s/ Mary P. Ricciardello Mary P. Ricciardello	Director	November 12, 2024

/s/ Richard R. Stewart Richard R. Stewart	Director	November 12, 2024